UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10240 Sorrento Valley Road, Suite 300 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATYR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 16, 2026, aTyr Pharma, Inc. (the “Company”) held its 2026 Special Meeting of Stockholders (the “Special Meeting”). As of September 4, 2026, the record date for the Special Meeting (the “Record Date”), 98,087,425 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting. A summary of the matter voted upon by stockholders at the Special Meeting is set forth below.

A total of 57,915,370 shares of the Company’s common stock were present or represented by valid proxy at the Special Meeting, which represented approximately 59.04% of the shares of the Company’s common stock outstanding as of the Record Date. The matter submitted to a vote of the Company's stockholders at the Special Meeting was approved.

The number of votes cast for and against and the number of votes withheld, abstentions and broker non-votes, as applicable, with respect to the matter voted upon at the Special Meeting are set forth below. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest round number.

Proposal 1: Approval of a series of alternate amendments to the Company's restated certificate of incorporation to effect, at the option of the Company's Board of Directors, a reverse stock split of the Company's common stock at a ratio between 1-for-10 and 1-for-50, inclusive, as determined by the Company's Board of Directors in its sole discretion.

Votes For	Votes Against	Abstain	Broker Non-Vote
52,451,734	5,234,645	228,991	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Brandon Yaras
Brandon Yaras
Chief Financial Officer

Date: October 16, 2026